Investor Contact: Melanie Skijus
770-240-8542
Melanie.Skijus@graphicpkg.com

Graphic Packaging Holding Company Reports Second Quarter 2020 Results;
Reinstates Adjusted EBITDA and Cash Flow Guidance for Full Year 2020

Q2 2020 Highlights
•Net Sales were $1,611.0 million versus $1,552.8 million in the prior year period.
•Net Income was $52.1 million versus $63.8 million in the prior year period.
•Earnings per Diluted Share were $0.19 versus $0.22 in the prior year period.
•Adjusted Earnings per Diluted Share were $0.26 versus $0.24 in the prior year period.
•Adjusted EBITDA was $260.0 million versus $267.1 million in the prior year period.
•Global liquidity was $1,412.9 million at quarter end.
•Net organic sales increased 1.5% in Q2 and 3% in the first half of 2020 versus the prior year periods.
•Continue to operate safely and effectively; investing in multiple protocols focused on the well-being of employees and serving customers globally.
•Successfully closed the 70,000 ton White Pigeon, Michigan Coated Recycled Board (CRB) mill and shut down the 120,000 ton West Monroe, Louisiana PM1 containerboard machine.
•Repurchased $38.0 million in common shares during the quarter; delivered $64.9 million to stakeholders in share repurchases, dividends and partnership distributions.
•Reinstating guidance for Full Year 2020 with Adjusted EBITDA range of $1.05 billion to $1.09 billion; Adjusted Cash Flow range of $200 million to $275 million.

ATLANTA, GA, July 21, 2020. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for second quarter 2020 of $52.1 million, or $0.19 per share, based upon 280.5 million weighted average diluted shares. This compares to second quarter 2019 Net Income of $63.8 million, or $0.22 per share, based upon 295.7 million weighted average diluted shares.
Second quarter 2020 Net Income was negatively impacted by a net $21.1 million of special charges. The charges are detailed in the Reconciliation of Non-GAAP Financial Measures table attached. When adjusting for these charges, Adjusted Net Income for the second quarter of 2020 was $72.0 million, or $0.26 per diluted share. This compares to second quarter 2019 Adjusted Net Income of $69.6 million or $0.24 per diluted share.
“We delivered excellent performance in the second quarter as the Company adapted to changing demand patterns resulting from the global COVID-19 pandemic. Sales improved 4% year over year driven by acquisitions and net organic sales growth of 1.5%, which was partially offset by a decline in open market paperboard sales. The recession resistant nature of our business was quite apparent during the quarter and I am proud of the work our employees accomplished in successfully serving customers and ensuring continuity of supply globally” said President and CEO Michael Doss. “We have taken decisive actions in our business to grow annual EBITDA year over year while generating significant operating cash flow. We remain committed to achieving the long-term goals established in our Vision 2025.”
Doss added, “I am very pleased with our performance in the first half of the year and that we are in a position to reinstate full year 2020 guidance. It is a testament to our entire organization that the growth and financial goals we established at the beginning of the year, prior to the pandemic, remain achievable.”
Operating Results
Net Sales
Net Sales increased 4% to $1,611.0 million in the second quarter of 2020, compared to $1,552.8 million in the prior year period. The $58.2 million increase was driven by $5.4 million of positive price and $65.9 million of volume/mix. These benefits were partially offset by $13.1 million of unfavorable foreign exchange.

Attached is supplemental data highlighting Net Tons Sold for the first and second quarter of 2020 and for each quarter of 2019.
EBITDA
EBITDA for the second quarter of 2020 was $238.9 million, or $18.3 million lower than the second quarter of 2019. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA decreased 3% to $260.0 million in the second quarter of 2020 from $267.1 million in the second quarter of 2019. When comparing against the prior year quarter, Adjusted EBITDA in the second quarter of 2020 was positively impacted by $5.4 million of higher pricing, $10.4 million of commodity input cost deflation and $15.3 million of increased productivity. These benefits were offset by $24.6 million in planned maintenance outage expenses, $12.9 million of other inflation (primarily labor and benefits) and $2.2 million of unfavorable volume/mix,
Other Results
Total Debt (Long-Term, Short-Term and Current Portion) increased $27.4 million during the second quarter of 2020 to $3,529.3 million compared to the first quarter of 2020. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) increased $54.0 million during the second quarter of 2020 to $3,445.7 million compared to the first quarter of 2020. The Company returned $64.9 million in capital to stakeholders in the second quarter of 2020 through share repurchases, dividends and partnership distributions. The Company's second quarter 2020 Net Leverage Ratio was 3.26 times Adjusted EBITDA compared to 3.18 times at the end of the first quarter of 2020.
At June 30, 2020, the Company had available liquidity of $1,412.9 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $30.7 million in the second quarter of 2020, lower when compared to the $35.5 million reported in the second quarter of 2019, primarily reflecting reduced average borrowing rates. Capital expenditures for the second quarter of 2020 were $153.5 million compared to $78.3 million in the second quarter of 2019. Second quarter 2020 Income Tax Expense was $18.3 million, compared to a $23.0 million expense in the second quarter of 2019.

Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Total Net Debt and Net Leverage Ratio is attached to this release.
Earnings Call
The Company will host a conference call at 10:00 a.m. ET today (July 21, 2020) to discuss the results of second quarter 2020. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by dialing 800-392-9489 from the United States and Canada, and 706-634-2372 from outside the United States and Canada. Telephone participants are required to provide the conference ID 9478114.
Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on the Company’s operations and business, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2020	2019	2020	2019
Net Sales	$1,611.0	$1,552.8	$3,210.1	$3,058.7
Cost of Sales	1,348.9	1,265.0	2,627.2	2,504.8
Selling, General and Administrative	132.2	131.8	267.8	256.5
Other (Income) Expense, Net	(5.4)	1.7	1.1	2.9
Business Combinations and Shutdown and Other Special Charges, Net	20.5	9.9	39.2	16.1
Income from Operations	114.8	144.4	274.8	278.4
Nonoperating Pension and Postretirement Benefit Income (Expense)	0.6	—	(151.0)	(0.1)
Interest Expense, Net	(30.7)	(35.5)	(64.4)	(70.5)
Income before Income Taxes and Equity Income of Unconsolidated Entity	84.7	108.9	59.4	207.8
Income Tax Expense	(18.3)	(23.0)	(12.9)	(44.0)
Income before Equity Income of Unconsolidated Entity	66.4	85.9	46.5	163.8
Equity Income of Unconsolidated Entity	0.3	0.2	0.4	0.4
Net Income	66.7	86.1	46.9	164.2
Net Income Attributable to Noncontrolling Interest	(14.6)	(22.3)	(7.5)	(42.5)
Net Income Attributable to Graphic Packaging Holding Company	$52.1	$63.8	$39.4	$121.7

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.19	$0.22	$0.14	$0.41
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.19	$0.22	$0.14	$0.41

Weighted Average Number of Shares Outstanding - Basic	279.9	295.2	284.4	296.3
Weighted Average Number of Shares Outstanding - Diluted	280.5	295.7	285.2	297.0

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2020	December 31, 2019

ASSETS

Current Assets:
Cash and Cash Equivalents	$83.6	$152.9
Receivables, Net	692.4	504.5
Inventories, Net	1,197.5	1,095.9
Other Current Assets	76.5	52.3
Total Current Assets	2,050.0	1,805.6
Property, Plant and Equipment, Net	3,379.4	3,253.8
Goodwill	1,465.8	1,477.9
Intangible Assets, Net	460.9	477.3
Other Assets	310.3	275.3
Total Assets	$7,666.4	$7,289.9

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$483.2	$50.4
Accounts Payable	681.8	716.1
Other Accrued Liabilities	447.8	432.2
Total Current Liabilities	1,612.8	1,198.7
Long-Term Debt	3,028.8	2,809.9
Deferred Income Tax Liabilities	531.8	511.8
Other Noncurrent Liabilities	412.6	407.2

Redeemable Noncontrolling Interest	43.8	304.3

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 278,853,968 and 290,246,907 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	2.8	2.9
Capital in Excess of Par Value	1,840.8	1,876.7
(Accumulated Deficit) Retained Earnings	(37.1)	56.4
Accumulated Other Comprehensive Loss	(285.6)	(365.8)
Total Graphic Packaging Holding Company Shareholders' Equity	1,520.9	1,570.2
Noncontrolling Interest	515.7	487.8
Total Equity	2,036.6	2,058.0
Total Liabilities and Shareholders' Equity	$7,666.4	$7,289.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$46.9	$164.2
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	236.0	227.3
Deferred Income Taxes	(10.3)	26.8
Amount of Postretirement Expense Greater Than Funding	157.0	5.1
Other, Net	30.6	5.9
Changes in Operating Assets and Liabilities	(316.4)	(369.5)
Net Cash Provided by Operating Activities	143.8	59.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(292.6)	(146.2)
Packaging Machinery Spending	(14.0)	(12.1)
Acquisition of Businesses, Net of Cash Acquired	(122.6)	(2.0)
Beneficial Interest on Sold Receivables	53.4	309.6
Beneficial Interest Obtained in Exchange for Proceeds	(5.0)	(156.9)
Other, Net	(7.9)	(2.4)
Net Cash Used in Investing Activities	(388.7)	(10.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(157.4)	(78.7)
Payments on Debt	(18.3)	(18.3)
Proceeds from Issuance of Debt	450.0	300.0
Borrowings under Revolving Credit Facilities	1,534.8	1,303.4
Payments on Revolving Credit Facilities	(1,308.2)	(1,495.3)
Redemption of Noncontrolling Interest	(250.0)	—
Repurchase of Common Stock related to Share-Based Payments	(8.9)	(4.0)
Debt Issuance Costs	(6.7)	(4.2)
Dividends and Distributions Paid to GPIP Partner	(53.6)	(58.3)
Other, Net	(1.3)	(1.0)
Net Cash Provided by (Used in) Financing Activities	180.4	(56.4)
Effect of Exchange Rate Changes on Cash	(4.8)	0.8
Net Decrease in Cash and Cash Equivalents	(69.3)	(5.8)
Cash and Cash Equivalents at Beginning of Period	152.9	70.5
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$83.6	$64.7

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, extended mill outage, sale of assets and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2020	2019	2020	2019
Net Income Attributable to Graphic Packaging Holding Company	$52.1	$63.8	$39.4	$121.7
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	14.6	22.3	7.5	42.5
Income Tax Expense	18.3	23.0	12.9	44.0
Equity Income of Unconsolidated Entity	(0.3)	(0.2)	(0.4)	(0.4)
Interest Expense, Net	30.7	35.5	64.4	70.5
Depreciation and Amortization	123.5	112.8	238.7	232.4
EBITDA	238.9	257.2	362.5	510.7
Charges Associated with Business Combinations and Shutdown and Other Special Charges(a)	21.1	9.9	39.8	16.1
Pension Settlement Charge	—	—	152.5	—
Adjusted EBITDA	$260.0	$267.1	$554.8	$526.8

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	16.1%	17.2%	17.3%	17.2%

Net Income Attributable to Graphic Packaging Holding Company	$52.1	$63.8	$39.4	$121.7
Charges Associated with Business Combinations and Shutdown and Other Special Charges	21.1	9.9	39.8	16.1
Accelerated Depreciation Related to Shutdown	11.4	—	16.0	—
Pension Settlement Charge	—	—	152.5	—
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Pension Plan Settlement	(6.5)	(2.2)	(41.1)	(3.3)
Noncontrolling Interest, Net of Tax	(6.1)	(1.9)	(43.4)	(3.2)
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$72.0	$69.6	$163.2	$131.3

Adjusted Earnings Per Share - Basic	$0.26	$0.24	$0.57	$0.44
Adjusted Earnings Per Share - Diluted	$0.26	$0.24	$0.57	$0.44
(a) For the three months and the six months ended June 30, 2020, $0.6 million and $0.6 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2020	2019	2019
Net Income	$124.5	$263.5	$206.8
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	36.3	86.0	71.3
Income Tax Expense	45.2	75.1	76.3
Equity Income of Unconsolidated Entities	(0.4)	(0.9)	(0.4)
Interest Expense, Net	134.5	135.1	140.6
Depreciation and Amortization	463.7	445.2	457.4
EBITDA	803.8	1,004.0	952.0
Charges Associated with Business Combinations and Shutdown and Other Special Charges	62.4	34.7	38.7
Pension Plan Settlement Charge	191.7	—	39.2
Extended Augusta Mill Outage (fourth quarter of 2018)	—	29.6	—
Gain on Sale of Assets, Net	—	(37.1)	—
Adjusted EBITDA	$1,057.9	$1,031.2	$1,029.9

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2020	2019	2019
Short-Term Debt and Current Portion of Long-Term Debt	$483.2	$58.9	$50.4
Long-Term Debt (a)	3,046.1	3,011.7	2,822.4
Less:
Cash and Cash Equivalents	(83.6)	(64.7)	(152.9)
Total Net Debt	$3,445.7	$3,005.9	$2,719.9

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.26	2.91	2.64
(a) Excludes unamortized deferred debt issue costs.

	Six Months Ended
	June 30,
In millions	2020	2019
Net Cash Provided by Operating Activities	$143.8	$59.8
Net Cash Receipts from Receivables Sold included in Investing Activities	48.4	152.7
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	28.8	12.0
Adjusted Net Cash Provided by Operating Activities	$221.0	$224.5
Capital Spending	(306.6)	(158.3)
Adjusted Cash Flow	$(85.6)	$66.2

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2020

Net Tons Sold (000's)	1,011.6	1,012.9
2019

Net Tons Sold (000's)	943.4	965.9	992.9	940.7